                                                                  EXHIBIT 10.17



                            AGREEMENT OF EMPLOYMENT

         AGREEMENT, made this ___ day of August, 1999, between Humboldt Industries, Inc., a Pennsylvania business corporation ("Humboldt") and Mike Kelly ("Kelly").

                                  WITNESSETH:

         WHEREAS, Humboldt and Kelly desire to enter into an Agreement relating to the employment of Kelly by Humboldt.

         NOW, THEREFORE, the parties hereby agree as follows:

         1. EMPLOYMENT. Humboldt hereby agrees to hire Kelly and Kelly hereby agrees to accepts employment by Humboldt, upon the terms and conditions set forth herein.

         2. EFFECTIVE DATE. The effective date of this Agreement shall be August 30, 1999. This Agreement shall continue in full force and effect for 12 months or until terminated or amended by the parties hereto. Notwithstanding anything contained herein to the contrary, Kelly may commence his employment with Humboldt prior to the effective date of this Agreement and be compensated in accordance with this Agreement if he is available to commence his duties and obligations under this Agreement prior to the effective date, but such early employment shall not affect the effective date or the termination date of this Agreement.

         3. DUTIES. Kelly shall be appointed as the Executive Vice President of the Catalog Division of Humboldt and as such he shall devote his full time and attention to Humboldt's business of catalog sales and direct marketing of pet supplies, as an officer and employee of Humboldt, and Kelly shall not, without the written consent of the Board of Directors of Humboldt, either directly or indirectly, engage in any other profession or business activity, whether or not such professional or business activity is pursued for gain, profit or other pecuniary advantage; provided, however, that Kelly may engage in personal non-financial pursuits that do not substantially interfere with the performance of his duties under this Agreement and nothing contained herein shall be construed as preventing Kelly from investing his assets in such form or manner as will not require him services in the operation of the affairs of the company or companies in which such investment or investments are made.

         Kelly shall abide by all of the rules, regulations and policies established or promulgated by Humboldt. Kelly shall devote such time to the administration and operation of the business of Humboldt as Humboldt shall determine.

         4. DIRECTION OF SERVICES. Humboldt shall direct, control and supervise the duties and work of Kelly; provided, however, that Humboldt shall not impose employment duties or constraints of any kind which would require Kelly to infringe the ethics of his profession or violate any ordinance or law.

         5. RELATIONSHIP OF PARTIES. The relationship between Kelly and Humboldt shall be that of officer/employee and company/employer. Kelly, by virtue of this relationship, shall not have any interest in Humboldt's tangible or intangible assets.

         6. COMPENSATION.

                  A. Salary: Kelly shall have and receive, subject to withholding and other applicable employment taxes a yearly salary of One Hundred and Thirty-Five Thousand Dollars ($135,000), payable in bi-weekly installments of Five Thousand, One Hundred and Ninety-Two Dollars and Thirty-One Cents

         ($5,192.31). Such yearly salary is based upon Two Thousand (2,000) hours per average minimum work year, and may be raised by written agreement of the Board of Directors of Humboldt, but it shall not be reduced under the amount set forth herein, unless by written agreement of Kelly.

                  B. Moving Allowance: Humboldt shall, upon presentation of acceptable receipts or documentation, reimburse Kelly's actual Moving Expenses (as hereinafter defined) to relocate his family and household from Rochester, New York to Hazleton, Pennsylvania. "Moving Expenses" shall include (i) all out-of-pocket expenses Kelly incurs to move his household goods and personal effects from his former residence to his new residence and the costs of traveling (including lodging and temporary housing) from the former residence to the new residence; and
         (ii) all closing costs incurred in purchasing the new residence. "Moving Expenses" shall not include any expenses for meals. From the time Kelly moves into his new residence until he sells his former residence, Humboldt shall pay the lowest of Kelly's two monthly payments for the mortgage on his former residence or the mortgage on his new residence. In addition, Humboldt shall reimburse Kelly for any loss he incurs upon the sale of his former residence, upon the condition that before Kelly sells his former residence at a loss for which he expects to Humboldt to reimburse him, Kelly offers to sell the former residence to Humboldt upon the same terms and conditions. For the purposes of the preceding sentence, loss is defined as the difference between the current sale price of the former residence and Kelly's purchase price for the former residence when he acquired it.

                  C. Other Expenses: Humboldt shall upon presentation of acceptable receipts, reimburse Kelly for all travel and other expenses related to his carrying out his duties under this Agreement. This shall include, but is not limited to lodging, transportation, meals, entertaining of suppliers and potential suppliers, gratuities, and all other customary expenses.

                  D. Withholding: Humboldt shall be responsible for all withholding of taxes and other such expenses, including federal, states and local taxes.

                  E. Health Plan: Humboldt shall, at its expense, if Kelly elects, include Kelly and his family, as participants in the group health plan currently provided to Humboldt employees. Kelly's rights and entitlements with respect to any such benefits will be subject to the provisions of the relevant contracts, policies or plans providing such benefits. Nothing contained herein shall be deemed to impose any obligation on Humboldt to maintain any such plan.

                  F. Other Plans: In addition to the items listed here, Kelly shall receive all benefits to which other full time employees of Humboldt are entitled.

                  G. Stock Grants: Kelly shall receive 50,000 shares of common stock of PetQuarters, Inc. ("PetQuarters"), pursuant to the terms and conditions of the Restricted Stock Agreement attached hereto as Exhibit A, upon the effective date of this Agreement and conditioned upon his extension of this Agreement for at least a one-year period after the termination of this Agreement. Kelly shall receive an additional grant of 25,000 shares of common stock of PetQuarters at the end of his second year of employment by Humboldt if he shall extend this Agreement for a third year. In the event of a change of ownership of

         PetQuarters, Kelly shall be immediately fully vested in all shares previously granted to him pursuant to this Agreement . In the event Kelly is terminated for cause, all shares granted to but not vested in Kelly shall revert to PetQuarters and these grants shall be deemed null and void.

         7. VACATION. Kelly shall be entitled to fifteen (15) working days of vacation with pay during the term of this Agreement. Such vacation to be taken by Kelly at such time or times as shall be approved by the Board of Directors of Humboldt. In addition, Kelly shall be entitled to such holidays as the Board of Directors of Humboldt may approve. Unused days of vacation may not be carried over from one fiscal year to another.

         8. TERMINATION OF EMPLOYMENT. This Agreement, and Kelly's employment hereunder, shall not be terminated prior to August 27, 1999. In addition, this Agreement shall not be terminated in the event of a change in ownership of Humboldt or PetQuarters. Nevertheless, notwithstanding anything contained herein to the contrary, this Agreement and Kelly's employment hereunder shall be terminated immediately upon the happening of any of the following events:

                  A. The death or disability of Kelly. For purposes of this Agreement, "disability" shall mean a physical or mental disability of Kelly that results in his absence from work for One Hundred Twenty
         (120) days during any Six (6) month period.

                  B. Kelly's being convicted for the commission of a felony under any federal or state law.

                  C. Immediate termination by Humboldt with "good cause" upon the giving of written notice. For the purpose of this Agreement, "good cause" shall include, alcohol or drug abuse, proven dishonesty, theft, fraud, embezzlement, conviction of a felony, or other actions by Kelly which cause material harm to, or publicly defame the name of, Humboldt or PetQuarters.

         Upon any such termination of this Agreement, Kelly's employment shall terminate and Kelly shall be entitled to receive his monthly salary prorated through the date of such termination. Kelly shall not be entitled to receive any severance pay or other additional compensation, unless Humboldt, in the sole discretion of the Board of Directors, shall so elect.

         Kelly shall own no interest in the accounts receivable of Humboldt and shall not be entitled to receive any payment from or on account of any such accounts receivable. In the event of such termination, Kelly shall immediately pay any indebtedness owed to Humboldt, and shall reimburse Humboldt for any unearned prepaid expenditures incurred on behalf of or for the benefit of Kelly. Humboldt may, in its sole discretion, deduct or offset any such amounts owed to it by Kelly from any amounts that may otherwise be due to Kelly from Humboldt. All amounts due to Kelly under the provisions of this Paragraph 8 shall be determined by the accountant or the accounting firm then employed by Humboldt and the determination of such accountant or accounting firm shall be conclusive and binding on the parties hereto. Following termination, Kelly shall fully cooperate with Humboldt and all matters relating to the winding up of his pending work on behalf of Humboldt and the orderly transfer of any such pending work to other employees of Humboldt.

         9. CONFIDENTIALITY AND NONDISCLOSURE AGREEMENT. Kelly acknowledges that, as an employee of Humboldt, Kelly will be in a position to receive or have access to confidential information (as hereafter defined) regarding the business carried on by Humboldt through its employees. Kelly hereby agrees that, except with the prior written consent of Humboldt, Kelly will not, during the course of employment with Humboldt or at any time thereafter, directly or indirectly use, disclose or disseminate (in any manner) to any other person (including any individual or entity) any Confidential Information, which is hereby defined for this purpose to mean all financial information regarding or relating (directly or indirectly) to the business of Humboldt. In the event Kelly's employment with Humboldt terminates or is terminated for any reason, Kelly agrees to return to Humboldt all documentation pertaining or relating to any Confidential Information.

         Kelly also recognizes and agrees that in the event of Kelly's breach or violation of any provisions of this paragraph, Humboldt may suffer irreparable injury that cannot adequately be compensated for monetary damages and agrees that Humboldt shall have the immediate right to obtain a preliminary or final injunction against Kelly issued by a court of competent jurisdiction enjoining any breach or violation of this paragraph.

         10. COVENANT NOT TO COMPETE. To induce Humboldt to employ Kelly, Kelly agrees, commencing on the date of Kelly's termination of employment for any reason except if Kelly is terminated by Humboldt without cause, and continuing a period of one year, he shall not solicit, accept business, or in any way compete with Humboldt, whether on his own account or as a shareholder, partner, joint venturer, employee, consultant, advisor and/or agent of any person, firm, corporation or other entity.

Humboldt and Kelly recognize, accept and agree that, for the purposes of this covenant not to compete, Humboldt is in the business of selling, via catalogs and the internet, and distributing pet supplies. Kelly acknowledges, represents and warrants to Humboldt that the covenant of Kelly hereunder is reasonably necessary for the protection of Humboldt's interest and is not unduly restrictive upon Kelly.

         Kelly also recognizes and agrees that in the event of Kelly's breach or violation of any provisions of this paragraph, Humboldt may suffer irreparable injury that cannot adequately be compensated for monetary damages and agrees that Humboldt shall have the immediate right to obtain a preliminary or final injunction against Kelly issued by a court of competent jurisdiction enjoining any breach or violation of this paragraph.

         11. ANNOUNCEMENT. Neither party hereto shall make any public announcement concerning this Agreement or Humboldt's employment of Kelly for a period of at least seven (7) days following both parties signing of this Agreement.

         12. BENEFIT. This Agreement shall bind all parties, the respective heirs, executors, administrators and assigns, but nothing contained herein shall be construed as an authorization or right of any party to assign his rights or obligations hereunder.

         13. WAIVER OF BREACH OR VIOLATION NOT DEEMED CONTINUING. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach hereof.

         14. NOTICES. Any and all notices required or permitted to be given under this Agreement will be sufficient if, in the case of the Kelly, furnished in writing and sent by registered mail to the Kelly's last known residence or, in the case of the Humboldt PetQuarters or PQ, to PetQuarters' principal office in Lonoke, Arkansas.

         15. AUTHORITY. The provisions of this Agreement required to be approved by the Board of Directors have been so approved and authorized.

         16. GOVERNING LAW. This Agreement shall be interpreted, construed and governed according to the laws of the State of Arkansas.

         17. FORCE MAJEURE. Kelly, Humboldt and PetQuarters shall be excused for the period of any delay in the performance of any obligations under this Agreement when prevented from performing such obligations by cause or causes beyond their reasonable control, including, without limitation, civil commotion, war, invasion, rebellion, hostilities, military or usurped power, sabotage, pestilence, riots, fire or other casualty or acts of God.

         18. SURVIVAL. The covenants contained in or liabilities accrued under this Agreement which, by their terms, require their performance after the expiration or termination of this Agreement shall be enforceable notwithstanding the expiration or other termination of this Agreement.

         19. PARAGRAPH HEADINGS. The paragraph headings contained in this Agreement are for convenience only and shall in no manner be construed as part of this Agreement.

         20. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         21. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties and may not be changed except by a writing signed by the party against whom the enforcement of any waiver, change, modification or discharge is sought.

         IN WITNESS WHEREOF, Humboldt has hereunto caused this Agreement to be executed by its duly authorized officers and the Kelly has hereunto set his hand, all being done in duplicate originals with One (1) original being delivered to each party on the day and year first above written.

                                                HUMBOLDT INDUSTRIES, INC.


Attest:
                                                By:
                                                   -----------------------------
                                                Steve Dempsey, President


--------------------------------
Dino Moshova, Secretary


                                                MIKE KELLY:


                                                --------------------------------
                                                Mike Kelly